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Exhibit 12.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE
U.S. SARBANES-OXLEY ACT OF 2002

I, Francisco Tosta Valim Filho, certify that:

1. I have reviewed this annual report on Form 20-F, as amended by this Form 20-F/A, of Net Serviços de Comunicação S.A. (the “Company”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 26, 2006

/s/ Francisco Tosta Valim Filho

Name:	Francisco Tosta Valim Filho
Title:	Chief Executive Officer